Exhibit 99.1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	March 1, 2011

DYCOM ANNOUNCES FISCAL 2011 SECOND QUARTER RESULTS

Palm Beach Gardens, Florida, March 1, 2011 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 29, 2011.  The Company reported:

•	contract revenues of $218.2 million for the quarter ended January 29, 2011, as compared to $216.3 million for the quarter ended January 23, 2010, an increase of 0.9%; and

•
net loss on a GAAP basis of $5.1 million, or $0.14 loss per common share diluted, for the quarter ended January 29, 2011, compared to a net loss of $4.0 million, or $0.10 loss per common share diluted, for the quarter ended January 23, 2010. On a Non-GAAP basis, the net loss for the quarter ended January 29, 2011 was $1.2 million, or $0.03 per common share diluted.  This Non-GAAP net loss excludes a $5.7 million pre-tax loss on debt extinguishment associated with the Company’s tender offer for its senior subordinated notes due 2015, which is described more fully below, and $0.2 million in pre-tax acquisition related costs.

The Company also reported:

•	contract revenues of $479.8 million for the six months ended January 29, 2011, as compared to $475.4 million for the six months ended January 23, 2010, an increase of 0.9%; and

•
net income on a GAAP basis of $1.7 million, or $0.05 per common share diluted, for the six months ended January 29, 2011, compared to a net loss of $0.4 million, or $0.01 loss per common share diluted, for the six months ended January 23, 2010.  On a Non-GAAP basis, net income for the six months ended January 29, 2011 was $5.5 million, or $0.15 per common share diluted, as compared to net income of $1.7 million, or $0.04 per common share diluted, for the six months ended January 23, 2010.  Non-GAAP net income for the six months ended January 29, 2011 excludes a $5.7 million pre-tax loss on debt extinguishment associated with the Company’s tender offer for its senior subordinated notes due 2015, which is described more fully below, and $0.2 million in pre-tax acquisition related costs.  Non-GAAP net income for the six months ended January 23, 2010 excludes a $2.0 million pre-tax charge in cost of earned revenues for the settlement of a wage and hour class action claim and a $1.1 million non-cash charge to income tax expense for a valuation allowance against a deferred tax asset recorded during the first quarter of fiscal 2010.

See the accompanying tables which present a reconciliation of Non-GAAP net income (loss) to GAAP net income (loss).

During the quarter ended January 29, 2011, Dycom Investments, Inc., a subsidiary of the Company, issued $187.5 million aggregate principal amount of 7.125% senior subordinated notes due 2021 in a private placement.  A portion of the net proceeds was used (1) to fund the Company’s purchase in January 2011 of $86.96 million aggregate principal amount of its outstanding 8.125% senior subordinated notes due 2015 (the “2015 Notes”) pursuant to a tender offer, and (2) to fund the Company’s redemption in February 2011 of the remaining $48.39 million outstanding aggregate principal amount of 2015 Notes at a price equal to 104.063% of the principal amount. The $48.39 million in aggregate principal amount of the 2015 Notes redeemed in February 2011 is included in current portion of debt in the condensed consolidated balance sheet as of January 29, 2011.

Steven Nielsen, President and Chief Executive Officer of the Company stated, “Our second quarter revenues and margins were adversely impacted by difficult weather conditions across the country.  Yet despite these results, we remain confident that business is improving.  During the quarter we grew backlog, lowered our cost of capital through the refinancing of our senior subordinated notes and completed two acquisitions which add to our growth potential.”

A Tele-Conference call and slide presentation to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, March 2, 2011; call 800-700-7414 (United States) or 651-224-7472 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with the slide presentation, will be available at http://www.dycomind.com under the heading “Events.”  The slide presentation will be available at approximately 8 a.m. (ET) on Wednesday, March 2, 2011.  If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, April 1, 2011.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

Fiscal 2011 second quarter results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs, the availability of financing and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
January 29, 2011 and July 31, 2010
Unaudited

	January 29,	July 31,
	2011	2010
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and equivalents	$161,003	$103,320
Accounts receivable, net	95,455	110,117
Costs and estimated earnings in excess of billings	55,843	66,559
Deferred tax assets, net	14,843	14,944
Income taxes receivable	5,557	3,626
Inventories	16,106	16,058
Other current assets	13,796	8,137
Total current assets	362,603	322,761

Property and equipment, net	130,000	136,028
Goodwill	173,329	157,851
Intangible assets, net	61,234	49,625
Other	14,520	13,291
Total	$741,686	$679,556

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$20,562	$25,881
Current portion of debt	48,859	47
Billings in excess of costs and estimated earnings	1,819	376
Accrued insurance claims	26,530	28,086
Other accrued liabilities	39,222	42,813
Total current liabilities	136,992	97,203

Long-term debt	187,666	135,350
Accrued insurance claims	23,174	24,844
Deferred tax liabilities, net non-current	26,019	24,159
Other liabilities	3,711	3,445

Stockholders' Equity	364,124	394,555

Total	$741,686	$679,556

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 29,	January 23,	January 29,	January 23,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)

Contract revenues	$218,203	$216,331	$479,787	$475,447

Cost of earned revenues, excluding depreciation and amortization	181,621	180,936	390,943	390,908
General and administrative expenses (1)	21,835	23,898	44,660	47,401
Depreciation and amortization	15,787	15,516	31,403	30,707
Total	219,243	220,350	467,006	469,016

Interest income	34	22	63	58
Interest expense	(3,773)	(3,541)	(7,481)	(7,084)
Loss on debt extinguishment	(5,738)	-	(5,738)	-
Other income, net	2,207	903	3,964	2,008
Income (loss) before income taxes	(8,310)	(6,635)	3,589	1,413
Provision (benefit) for income taxes	(3,216)	(2,670)	1,936	1,855
Net income (loss)	$(5,094)	$(3,965)	$1,653	$(442)

Earnings (loss) per common share:

Basic earnings (loss) per common share	$(0.14)	$(0.10)	$0.05	$(0.01)

Diluted earnings (loss) per common share	$(0.14)	$(0.10)	$0.05	$(0.01)

Shares used in computing income (loss) per common share:
Basic	35,221,017	39,069,364	36,343,068	39,029,822

Diluted	35,221,017	39,069,364	36,566,672	39,029,822

(1) Includes stock-based compensation expense of $1.0 million and $1.8 million for the three months and six months ended January 29, 2011, respectively, and $0.7 million and $1.7 million for the three and six months ended January 23, 2010, respectively.

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 29,	January 23,	January 29,	January 23,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)

Pre-Tax Reconciling Items decreasing net income (loss)
Loss on debt extinguishment	$(5,738)	$-	$(5,738)	$-
Acquisition related costs	(223)	-	(223)	-
Charge for wage and hour class action settlement	-	-	-	(2,000)
Valuation allowance on deferred tax asset	-	-	-	(1,090)
Total Reconciling Items	$(5,961)	$-	$(5,961)	$(3,090)

GAAP net income (loss)	$(5,094)	$(3,965)	$1,653	$(442)
Adjustment for Reconciling Items above, net of tax	3,875	-	3,875	2,167
Non-GAAP net income (loss)	$(1,219)	$(3,965)	$5,528	$1,725

Earnings (loss) per common share:

Basic earnings (loss) per common share - GAAP	$(0.14)	$(0.10)	$0.05	$(0.01)
Adjustment for Reconciling Items above, net of tax	0.11	-	0.11	0.06
Basic earnings (loss) per common share - Non-GAAP	$(0.03)	$(0.10)	$0.15	$0.04

Diluted earnings (loss) per common share - GAAP	$(0.14)	$(0.10)	$0.05	$(0.01)
Adjustment for Reconciling Items above, net of tax	0.11	-	0.11	0.06
Diluted earnings (loss) per common share - Non-GAAP	$(0.03)	$(0.10)	$0.15	$0.04

Earnings (loss) per share amounts may not add due to rounding.

Shares used in computing GAAP earnings (loss) per common share and adjustment for Reconciling Items above:

Basic	35,221,017	39,069,364	36,343,068	39,029,822

Diluted	35,221,017	39,069,364	36,566,672	39,029,822

Shares used in computing Non-GAAP earnings (loss) per common share:

Basic	35,221,017	39,069,364	36,343,068	39,029,822

Diluted	35,221,017	39,069,364	36,566,672	39,185,239